UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 24, 2014

Applied DNA Sciences, Inc.

(Exact name of registrant as specified in its charter)

Delaware	002-90539	59-2262718
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

50 Health Sciences Drive
Stony Brook, New York 11790
(Address of principal executive offices; zip code)

Registrant’s telephone number, including area code:
631-240-8800

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03. Material Modification to Rights of Security Holders.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As previously announced, the stockholders of Applied DNA Sciences, Inc. (the “Company”) had authorized the Board of Directors of the Company (the “Board”), in its discretion, to amend the Company’s Certificate of Incorporation, as amended (the “Certificate of Incorporation”), to effect a reverse split of the Company’s common stock, par value $0.001 (the “Common Stock”), at a ratio of between one-for-forty (1:40) and one-for-sixty (1:60), with such ratio to be determined by the Board. The Board determined to set the reverse stock split ratio at one-for-60 (1:60) (the “Reverse Stock Split”) and approved the final form of Third Certificate of Amendment to the Certificate of Incorporation to effectuate the Reverse Stock Split (the “Certificate of Amendment”). The Certificate of Amendment was filed with the Secretary of State of the State of Delaware on October 24, 2014, and the Reverse Stock Split became effective in accordance with the terms of the Certificate of Amendment at 12:01 a.m. Eastern Standard Time on October 29, 2014 (the “Effective Time”). In addition, at the Effective Time, the Certificate of Amendment reduced the authorized number of shares of Common Stock from 1,350,000,000 to 500,000,000 shares.

At the Effective Time, every 60 shares of Common Stock issued and outstanding were automatically combined into one share of issued and outstanding Common Stock, without any change in the par value per share.

No fractional shares will be issued as a result of the Reverse Stock Split. Stockholders who otherwise would be entitled to receive a fractional share in connection with the Reverse Stock Split will have such fractional share rounded up to the nearest whole share. Stockholders who hold, of record, fewer than 60 shares will receive a cash payment in lieu of the fractional share based on the average of the closing price of the Common Stock as quoted on the OTCQB for the 10 consecutive trading days prior to the effectiveness of the Reverse Stock Split.

American Stock Transfer and Trust Company, LLC is acting as exchange agent for the Reverse Stock Split and will send instructions to stockholders of record who hold stock certificates regarding the exchange of certificates for Common Stock. Stockholders who hold their shares in brokerage accounts or “street name” are not required to take any action to effect the exchange of their shares following the Reverse Stock Split.

The Common Stock is expected to commence quoting on the OTCQB on a Reverse Stock Split-adjusted basis on October 29, 2014. The Common Stock will be reported for 20 business days under the temporary ticker symbol “APDND,” with the “D” added to signify that the reverse stock split has occurred. After 20 business days, the symbol will revert to the original symbol of “APDN.” In connection with the Reverse Stock Split, the CUSIP number for the Common Stock has been changed to 03815U 201.

The Reverse Stock Split resulted in a proportionate adjustment to the per share exercise price and the number of shares of Common Stock issuable upon the exercise of outstanding stock options and warrants, as well as the number of shares of Common Stock eligible for issuance under the Company’s 2005 Stock Incentive Plan.

The information set forth herein does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Amendment that effectuated the Reverse Stock Split, which is filed as Exhibit 3.1 hereto and incorporated herein by reference.

Item 8.01. Other Events.

On October 28, 2014, the Company issued a press release announcing the Reverse Stock Split. A copy of the press release is attached as Exhibit 99.1 hereto.

Item 9.01. Financial Statements and Exhibits.

   (d) Exhibits

3.1	Third Certificate of Amendment of Certificate of Incorporation
99.1	Press release dated October 28, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 29, 2014	APPLIED DNA SCIENCES, INC.

	By:	/s/ James A. Hayward
Name:	James A. Hayward
Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
3.1	Third Certificate of Amendment of Certificate of Incorporation
99.1	Press release dated October 28, 2014